June 10, 2004
Businesswire
1185 Avenue of the Americas, 3rd Floor
New York, NY  10036

FROM: William A. Smith, Jr.   ACCOUNT:   Graham Corporation
      Smith Law Office PC                20 Florence Avenue
      7 State Street                     Batavia, NY  14020
      Pittsford, NY  14534               ATT:  Carole M. Anderson

Please distribute the following press release on your National wire.

Please send us by fax (585-343-1177) copies of Dow Jones, Reuters, and any other wire service reports of this release when you receive them.

QUOTE

FOR GRAHAM CORPORATION

Company Contact:  J. Ronald Hansen
Batavia, New York  14020 - Phone (585) 343-2216

PRESS RELEASE
FOR IMMEDIATE RELEASE:
June 10, 2004

                   GRAHAM CORPORATION ANNOUNCES RESULTS
          FOR FISCAL YEAR AND FOURTH QUARTER ENDED MARCH 31, 2004

            (Dollar amounts in thousands except per share data)

     Batavia, N.Y. (June 10, 2004) -- Graham Corporation (GHM:ASE) today reported results for the fiscal year and fourth quarter ended March 31, 2004.

     Sales for the fiscal year ended March 31, 2004 were $43,321. Net loss for the year was $1,070 or diluted loss per share of $.65. Sales for the fourth quarter of the fiscal year were $12,402. Net income for the fourth quarter was $219 or diluted earnings per share of $.13.

     By comparison, sales for the previous fiscal year were $49,378 producing a net income of $133, or diluted earnings per share of $.08. Sales for the fourth quarter of the previous fiscal year were $14,070 producing net income of $1,120 or diluted earnings per share of $.67. Two significant transactions affected the fourth quarter. The Company had reserved capacity in previous quarters for a large electrical power condenser that was placed on hold. During the fourth quarter this order was formally cancelled, which resulted in a before income tax gain of $1,801.


     Orders for the fiscal year ended March 31, 2004 were $41,113 compared to $40,596 for the previous full fiscal year. New orders for the fourth quarter of the fiscal year ended March 31, 2004 were $12,061, the highest level of quarterly bookings for the year. This compares to $12,372 for the fourth quarter of the previous fiscal year and to $9,965 for the third quarter of the fiscal year ended March 31, 2004.

     Consolidated backlog on March 31, 2004 was $21,988 compared to $23,497 on March 31, 2003.

     Al Cadena, President and Chief Executive Officer of Graham, commented, "A drop in the condenser business reflecting a general slow-down in the power-generating industry contributed significantly to the overall loss for the year. This was accompanied by two quarters of lower than usual bookings for Graham's standard products. Bookings for the second and third quarters of the fiscal year in general were low, a consequence of the most severe recession in the history of Graham's markets."

     "The fourth quarter showed substantial improvement in bookings, which has continued. Inquiries are up and we expect continued improvement in order levels as the current fiscal year progresses. Following the Company's restructuring a year ago, Graham retains the workforce it needs to take advantage of improved market conditions and the Company is well situated with respect to the recovery now in sight."

     Graham designs and builds vacuum and heat transfer equipment for process industries throughout the world. It is a worldwide leader in vacuum technology. The principal markets for Graham's equipment are the chemical, petrochemical, petroleum refining and electric power generating industries, including cogeneration and geothermal plants. Other markets served include metal refining, pulp and paper, shipbuilding, water heating, refrigeration, desalination, food processing, drugs, heating, ventilating and air conditioning. Graham's ejectors, liquid ring and dry vacuum pumps, condensers, heat exchangers and other products, sold either as components or as complete systems, are used by its customers to produce synthetic fibers, chemicals, petroleum products (including gasoline), electric power, processed food (including canned, frozen and dairy products), pharmaceutical products, paper, steel, fertilizers and numerous other products used everyday by people throughout the world.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Graham's Annual and Quarterly Reports filed with the Securities and Exchange Commission, include changes in market conditions in the industries in which the Company operates. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

                                GRAHAM CORPORATION



SUMMARY OF CONSOLIDATED SALES AND EARNINGS (In thousands except per share data)

                              Three Months Ended        Twelve Months Ended
                                 (Unaudited)                 (Audited)
                            March 31,     March 31,    March 31,     March 31,
                              2004          2003         2004          2003
                            ---------     ---------    ---------     ---------
Net Sales                    $12,402       $14,070      $43,321       $49,378
Costs and Expenses            12,420        13,531       45,690        50,329
Other Income                                (1,143)        (522)       (1,143)
                             -------       -------      -------       -------
Income (Loss) Before
 Income Taxes                    (18)        1,682       (1,847)          192
Provision (Benefit) for
 Income Taxes                   (237)          562         (777)           59
                             -------       -------      -------       -------
Net Income                   $   219       $ 1,120      $(1,070)      $   133
                             =======       =======      =======       =======

Per Share Data
  Net Income (Loss) - Basic     $.13         $0.67        $(.65)        $0.08
                                ====         =====        =====         =====
                      Diluted   $.13         $0.67        $(.65)        $0.08
                                ====         =====        =====         =====

            CONDENSED CONSOLIDATED BALANCE SHEET (AUDITED) (In thousands)

                                                      March 31,   March 31,
                                                        2004        2003
                                                      ---------   ---------
ASSETS
  Cash and cash equivalents                             $   467     $   217
  Investments                                             5,296       6,446
  Accounts Receivable                                     8,950       7,295
  Inventories                                             7,015      10,341
  Prepaid Expenses and Other Current Assets               2,727       2,472
                                                        -------     -------
    Total Current Assets                                 24,455      26,771
  Property, Plant & Equipment - Net                       9,227       9,808
  Other Assets                                            2,106       1,701
                                                        -------     -------
    Total                                               $35,788     $38,280
                                                        =======     =======
LIABILITIES & SHAREHOLDERS' EQUITY
  Short-Term Debt & Current Portion of Long-Term Debt   $ 1,969     $ 1,604
  Accounts Payable                                        3,230       4,629
  Other Current Liabilities                               7,556       7,759
                                                        -------     -------
    Total Current Liabilities                            12,755      13,992

  Long-Term Debt                                             93         127
  Deferred Liabilities                                    4,790       5,368
  Shareholders' Equity                                   18,150      18,793
                                                        -------     -------
    Total                                               $35,788     $38,280
                                                        =======     =======

END QUOTE